UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 23, 2022

MICROSTRATEGY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-24435	51-0323571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1850 Towers Crescent Plaza Tysons Corner, Virginia	22182
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 848-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Class A common stock, par value $0.001 per share	MSTR	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Credit and Security Agreement

On March 23, 2022 (the “Closing Date”), MacroStrategy LLC (the “Borrower” or “MacroStrategy”), a wholly-owned subsidiary of MicroStrategy Incorporated (the “Company” or “MicroStrategy”), entered into a Credit and Security Agreement (the “Agreement”) with Silvergate Bank (the “Lender”) pursuant to which the Lender issued a $205.0 million term loan (the “Loan”) to the Borrower.

The net proceeds from the Loan were approximately $204.7 million after deducting closing fees and expenses payable by MacroStrategy. Under the terms of the Agreement, MacroStrategy will use the Loan proceeds (i) to purchase bitcoins, (ii) to pay fees, interest, and expenses related to the Loan transaction, or (iii) for MacroStrategy’s or the Company’s general corporate purposes.

The Loan matures on March 23, 2025, and bears interest at a floating rate equal to the Secured Overnight Financing Rate 30 Day Average as published by the Federal Reserve Bank of New York’s website (0.099% as of the Closing Date) plus 3.70%, with a floor of 3.75%. The Borrower is required to pay interest on the Loan monthly in arrears, with the full principal balance due at maturity. The Loan may be prepaid at any time, subject to prepayment premiums of 0.50% and 0.25% of the Loan amount prepaid for prepayments during years one and two of the Loan term, respectively.

In accordance with the terms of the Agreement, the Loan was collateralized at closing by bitcoin with a value of approximately $820.0 million placed in a collateral account with a custodian mutually authorized by the Lender and the Borrower (the “Bitcoin Account”). While the Loan is outstanding, the Borrower is required to maintain a Loan to collateral value ratio (“LTV Ratio”) of 50% or less, which would amount to at least $410.0 million worth of bitcoin being required to be held in such account assuming the full $205.0 million of Loan principal remains outstanding. If the price of bitcoin drops such that the LTV Ratio exceeds 50%, the Borrower is required to either deposit additional bitcoin in the Bitcoin Account or prepay a portion of the Loan such that the LTV Ratio is reduced to 25% or less (or 35% or less, provided that in such case the interest rate on the Loan will be increased by 25 basis points until such time as the LTV Ratio is reduced to 25% or less). If at any time the LTV Ratio is less than 25% as a result of excess collateral in the Bitcoin Account, the Borrower is entitled to a return of such excess collateral so long as the LTV Ratio would not exceed 25% after giving effect to such return. Separate and apart from the requirements associated with the LTV Ratio, the Borrower established a $5.0 million cash reserve account (the “Reserve Account”) with the Lender to serve as additional collateral for the Loan. The Borrower is required to maintain at least $5.0 million in the Reserve Account until the last six months of the Loan term, at which time funds in the Reserve Account may be used to make interest payments on the Loan at the Borrower’s request, with the amount required to be held in the Reserve Account correspondingly reduced to the extent such payments are made. The collateral for the Loan does not extend beyond assets in the Bitcoin Account and the Reserve Account.

The Loan is not guaranteed by any party. The Agreement contains customary affirmative and negative covenants for credit facilities of this type, including, among others, limitations on the Borrower with respect to the sale of collateral and the incurrence of liens on the collateral. The Agreement does not restrict the Borrower from incurring additional debt, permits additional liens so long as such liens are not on the assets serving as collateral for the Loan, and permits the Borrower to sell assets so long as they are not serving as collateral for the Loan. There are no restrictions in the Agreement on utilizing bitcoin that is not in the Bitcoin Account. The Agreement has customary change-of-control provisions, providing the Lender with a right to accelerate the Loan in full in connection with a change of control of the Company, including the sale of all or substantially all of the Company’s or the Borrower’s assets. The Agreement also contains customary events of default with customary grace periods, as applicable. Upon an event of default, the Lender has the right to accelerate the Loan in full and liquidate the collateral to pay the Loan.

The foregoing description of the Agreement and related matters is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 4.1 hereto and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01.	Other Events.

On March 29, 2022, MicroStrategy and the Lender issued a joint press release announcing the closing of the Loan. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1†*	Credit and Security Agreement, dated as of March 23, 2022, by and among MacroStrategy LLC, as borrower, and Silvergate Bank, as lender.

99.1	Press Release, dated March 29, 2022, announcing the closing of the Loan.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†	Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.
*	Certain portions of this exhibit have been omitted because they are not material and are the type of information that the registrant treats as private or confidential.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 29, 2022	MicroStrategy Incorporated (Registrant)

	By:	/s/ W. Ming Shao
	Name:	W. Ming Shao
	Title:	Senior Executive Vice President & General Counsel